EXHIBIT 32

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form[10-Q of Universal Automotive Industries, Inc. (the "Company") for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Arvin Scott, as Chief Executive Officer of the Company, Robert W. Zimmer, as Chief Financial Officer of the Company, and Peter Riofski, as Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Arvin Scott
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Name:  Arvin Scott
Title:  Chief Executive Officer
Date:  August 13, 2003


/s/ Robert W. Zimmer
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Name: Robert W. Zimmer
Title:  Chief Financial Officer
Date:  August 13, 2003


/s/ Peter Riofski
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Name:  Peter Riofski
Title:  Vice President & Controller
Date:  August 13, 2003


This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

See also the certification pursuant to Sec. 302 of the Sarbanes-Oxley Act of 2002, which is also attached to this Report.